For More Information:
Peter G. Humphrey
Chairman, President & CEO
Phone: 585.786.1101

FOR IMMEDIATE RELEASE

Financial Institutions, Inc. Announces Second Quarter 2005
Conference Call and Webcast

WARSAW, N.Y., — Financial Institutions, Inc. (Nasdaq: FISI) announced today that it will release its second quarter 2005 results at the close of the financial markets on Tuesday August 9, 2005.

The release of the financial results will be followed the next day by a company-hosted teleconference at 11:00 a.m. eastern time on Wednesday August 10, 2005. During the teleconference, Peter Humphrey, President and CEO, and Ronald Miller, CFO, will review the financial and operating results for the period and review Financial Institutions’ corporate strategy and outlook. A question-and-answer session will follow.

The Financial Institutions conference call can be accessed the following ways:

•	The live webcast can be found at http://www.fiiwarsaw.com. Participants should go to the website 10-15 minutes prior to the scheduled conference in order to download any necessary audio software.

•	The teleconference can be accessed by dialing 303-262-2131 approximately 5-10 minutes prior to the call.

To listen to the archived call:

•	The archived webcast will be at http://www.fiiwarsaw.com. A transcript will also be posted once available.

•	A replay can also be heard by calling (303) 590-3000, and entering passcode 11034752#. The telephonic replay will be available through Wednesday August 17, 2005 at 11:59 p.m. ET.

ABOUT FINANCIAL INSTITUTIONS, INC.
With total assets of $2.2 billion, Financial Institutions, Inc. is the parent company of Wyoming County Bank, National Bank of Geneva, Bath National Bank and First Tier Bank & Trust. The four banks provide a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of 50 offices and 72 ATM’s in Western and Central New York State. FII affiliates also provide diversified financial services to its customers and clients, including brokerage, trust, and insurance. More information on FII and its subsidiaries is available through the Company web site at www.fiiwarsaw.com.

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